EXECUTION

AMENDMENT NUMBER 1 TO TRUST AGREEMENT

THIS AMENDMENT NUMBER 1, dated as of March 30, 2007 (this “Amendment”), by and between MORGAN STANLEY CAPITAL I INC., a Delaware corporation, as depositor (the “Depositor”), and LASALLE BANK NATIONAL ASSOCIATION, a national banking association, as trustee (the “Trustee”), is to the Trust Agreement, dated as of February 1, 2007 (as amended, modified or otherwise supplemented from time to time in accordance with the terms thereof, the “Trust Agreement”), by and between the Depositor and the Trustee, and acknowledged by Morgan Stanley Mortgage Capital Inc., a New York corporation, as seller (the “Seller”).

WITNESSETH:

WHEREAS, the Depositor and the Trustee have previously entered into the Trust Agreement; and

WHEREAS, the parties desire to amend the Trust Agreement in order to modify certain provisions of the Trust Agreement;

NOW THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties hereto hereby agree as follows:

SECTION 1.  Defined Terms. Capitalized terms used in this Amendment and not otherwise defined herein shall have the meanings assigned thereto in the Trust Agreement.

SECTION 2.  Full Force and Effect. Other than as specifically modified hereby, the Trust Agreement shall remain in full force and effect in accordance with the terms and provisions thereof and is hereby ratified and confirmed by the parties hereto.

SECTION 3.  Amendment to the Trust Agreement. Pursuant to Section 10.03 of the Trust Agreement, the parties hereto hereby agree to amend the Trust Agreement as follows:

(a) Section 1.01 of the Trust Agreement is amended by deleting the definition of “Servicer” in its entirety and replacing it with the following:

“Servicer: The Servicer under the Servicing Agreement, and its respective successors and assigns. On March 30, 2007, GMAC assigned all of its rights and obligations under the Servicing Agreement to Saxon.”

(b) Section 1.01 of the Trust Agreement is amended by deleting the definition of “Servicing Agreement” in its entirety and replacing it with the following:

“Servicing Agreement: The Servicing Agreement listed in Exhibit E hereto.”

(c) Section 1.01 of the Trust Agreement is amended by adding the following definition in appropriate alphabetical order:

“Saxon: Saxon Mortgage Services, Inc., a Texas corporation.”

SECTION 4.  Representations, Warranties and Covenants. (a) The Depositor hereby confirms that each of its representations, warranties, agreements and covenants set forth in the Trust Agreement are true and correct as of the date first written above with the same effect as though each had been made as of such date, except to the extent that any of such covenants expressly relate to earlier dates.

(b)  The Depositor hereby represents and warrants that (i) it is duly authorized to and this Amendment has been duly authorized, executed and delivered by all requisite corporate and, if required, equityholder action, (ii) the execution, delivery and performance by it of this Amendment shall not (1) result in the breach of, or constitute (alone or with notice or with the lapse of time or both) a default under, any material indenture, agreement or instrument to which it or any of its affiliates are a party or (2) violate (A) any provision of law, statute, rule or regulation, or certificate or organizational documents or other constitutive documents of it, (B) any order of any governmental authority or (C) any provision of any material indenture, agreement or other instrument to which it or any of its affiliates, are a party or by which any of them or any of their property is or may be bound and (iii) this amendment constitutes its legal, valid and binding obligation, enforceable against it (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium and similar laws affecting creditors’ rights generally and to general principles of equity).

SECTION 5.  Effectiveness of Amendment.

(a)  This Amendment shall become effective as of the date first written above.

(b)  This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

(c)  Upon receipt of an Opinion of Counsel reasonably acceptable in form and substance to the Trustee and after the execution and delivery hereof, (i) this Amendment shall be a part of the Trust Agreement, and (ii) each reference in the Trust Agreement to “this Agreement” and “hereof”, “hereunder” or words of like import, and each reference in any other document to the Trust Agreement shall mean and be a reference to the Trust Agreement as amended or modified hereby.

SECTION 6.  Execution in Counterparts. This Amendment may be executed by the parties hereto in separate counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement. A facsimile counterparty shall be effective as an original.

SECTION 7.  Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

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[SIGNATURE PAGES FOLLOW]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers thereunto duly authorized, all as of the day and year first above written.

MORGAN STANLEY CAPITAL I INC., as Depositor By: /s/ Val Kay Name: Val Kay Title: Vice President

LASALLE BANK NATIONAL ASSOCIATION, as Trustee By: /s/ Susan L Feld Name: Susan L. Feld Title: Assistant Vice President